As filed with the Securities and Exchange Commission on September 7, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

Registration Statement

Under

The Securities Act of 1933

GSI COMMERCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-2958132
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

935 First Avenue, King of Prussia, PA	19406
(Address of Principal Executive Offices)	(Zip Code)

2005 EQUITY INCENTIVE PLAN

(Full title of the plan)

Arthur H. Miller

Executive Vice President and General Counsel

GSI Commerce, Inc.

935 First Avenue

King of Prussia, PA 19406

(Name and address of agent for service)

(610) 491-7000

(Telephone number, including area code, of agent for service)

Copies to:

Francis E. Dehel, Esq.

Yelena M. Barychev, Esq.

Blank Rome LLP

One Logan Square

Philadelphia, PA 19103

Telephone: (215) 569-5500

Facsimile: (215) 569-5555

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $.01 per share	3,000,000 (1)	$23.23 (2)	$69,690,000 (2)	$2,139.48

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement covers, in addition to the number of shares of common stock, par value $.01 per share (“Common Stock”), set forth in this table, an indeterminate number of shares of Common Stock which may be issued pursuant to certain anti-dilution provisions contained in the 2005 Equity Incentive Plan. This Registration Statement also covers the Preferred Stock Purchase Rights issuable in accordance with the Rights Agreement, dated as of April 3, 2006, between the Registrant and American Stock Transfer & Trust Company, as Rights Agent, which are presently attached to and trade with the Common Stock of the registrant.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act and based upon the average of the high and low prices of Common Stock reported on the NASDAQ Global Select Market on September 6, 2007.

Rule 429 Legend: the prospectus which will be used in connection with the securities covered by this registration statement is combined with the prospectuses relating to the shares of Common Stock registered on the Registration Statements on Form S-8 (Registration Nos. 333-132523 and 333-132526) filed with the SEC on March 17, 2006.

EXPLANATORY NOTE

The purpose of this registration statement is to register additional 3,000,000 shares of Common Stock for issuance pursuant to the 2005 Equity Incentive Plan as a result of an amendment to such plan. Pursuant to General Instruction E to a registration statement on Form S-8, the contents of the Registration Statements on Form S-8 (Registration Nos. 333-132523 and 333-132526) filed with the SEC on March 17, 2006 are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit No.	Description
4.1	Specimen Common Stock Certificate (filed with GSI Commerce, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 29, 2002 and incorporated herein by reference).

4.2	Amended and Restated Certificate of Incorporation of Global Sports, Inc. (filed as Appendix B to GSI Commerce, Inc.’s Definitive Proxy Statement on Schedule 14A filed on April 27, 2001 and incorporated herein by reference).

4.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Global Sports, Inc. (filed with GSI Commerce, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 29, 2002 and incorporated herein by reference).

4.4	Certificate of Designations, Preferences and Rights of Series A Junior Participating Preferred Stock of GSI Commerce, Inc. (filed with GSI Commerce, Inc.’s Current Report on Form 8-K filed on April 3, 2006 and incorporated herein by reference).

4.5	Rights Agreement, dated as of April 3, 2006, between GSI Commerce, Inc. and American Stock Transfer & Trust Company, as Rights Agent, including all exhibits thereto (filed with GSI Commerce, Inc.’s Current Report on Form 8-K filed on April 3, 2006 and incorporated herein by reference).

4.6	Amended and Restated Bylaws of GSI Commerce, Inc. (filed with GSI Commerce, Inc.’s Quarterly Report on Form 10-Q for the quarter ended July 2, 2005 and incorporated herein by reference).

5.1	Opinion of Blank Rome LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Blank Rome LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the Signature Page).

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in King of Prussia, Pennsylvania, on the date indicated.

GSI COMMERCE, INC.

Date: September 7, 2007	/s/ Michael G. Rubin
Michael G. Rubin,
Chairman of the Board, President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael G. Rubin and Michael R. Conn, and each or any one of them, such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date(s) indicated.

Signature	Capacity	Date

/s/ Michael G. Rubin Michael G. Rubin	Chairman of the Board, President and Chief Executive Officer (principal executive officer)	September 7, 2007

/s/ Michael R. Conn Michael R. Conn	Executive Vice President, Finance and Chief Financial Officer (principal financial officer and principal accounting officer)	September 7, 2007

/s/ M. Jeffrey Branman M. Jeffrey Branman	Director	September 7, 2007

/s/ Michael J. Donahue Michael J. Donahue	Director	September 7, 2007

/s/ Ronald D. Fisher Ronald D. Fisher	Director	September 7, 2007

Signature	Capacity	Date

/s/ John A. Hunter John A. Hunter	Director	September 7, 2007

/s/ Mark S. Menell Mark S. Menell	Director	September 7, 2007

/s/ Jeffrey F. Rayport Jeffrey F. Rayport	Director	September 7, 2007

/s/ Andrea M. Weiss Andrea M. Weiss	Director	September 7, 2007

EXHIBIT INDEX

Exhibit No.	Description
4.1	Specimen Common Stock Certificate (filed with GSI Commerce, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 29, 2002 and incorporated herein by reference).

4.2	Amended and Restated Certificate of Incorporation of Global Sports, Inc. (filed as Appendix B to GSI Commerce, Inc.’s Definitive Proxy Statement on Schedule 14A filed on April 27, 2001 and incorporated herein by reference).

4.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Global Sports, Inc. (filed with GSI Commerce, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 29, 2002 and incorporated herein by reference).

4.4	Certificate of Designations, Preferences and Rights of Series A Junior Participating Preferred Stock of GSI Commerce, Inc. (filed with GSI Commerce, Inc.’s Current Report on Form 8-K filed on April 3, 2006 and incorporated herein by reference).

4.5	Rights Agreement, dated as of April 3, 2006, between GSI Commerce, Inc. and American Stock Transfer & Trust Company, as Rights Agent, including all exhibits thereto (filed with GSI Commerce, Inc.’s Current Report on Form 8-K filed on April 3, 2006 and incorporated herein by reference).

4.6	Amended and Restated Bylaws of GSI Commerce, Inc. (filed with GSI Commerce, Inc.’s Quarterly Report on Form 10-Q for the quarter ended July 2, 2005 and incorporated herein by reference).

5.1	Opinion of Blank Rome LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Blank Rome LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the Signature Page).